Exhibit 10.5
SPONSOR’S CO-INVESTMENT UNITS SUBSCRIPTION AGREEMENT
To the Board of Directors of
Global Consumer Acquisition Corp.:
     The undersigned hereby subscribes for and agrees to purchase 2,500,000 co-investment units (“Committed Co-Investment Units”) of Global Consumer Acquisition Corp. (the “Corporation”) at $10.00 per unit, consisting of 2,500,000 shares of the Corporation’s Common Stock (the “Committed Co-Investment Common Stock”) and 2,500,000 warrants, each to purchase one share of the Corporation’s Common Stock (the “Committed Co-Investment Warrants”) at $7.50 per share, for an aggregate purchase price of TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the “Committed Co-Investment Unit Purchase Price”).
     At any time prior to the consummation of the Business Combination (as defined below), the undersigned shall have the option (the “Option”), in its sole discretion, to purchase up to an additional 2,500,000 co-investment units (the “Option Co-Investment Units” and, together with the Committed Co-Investment Units, the “Co-Investment Units”) at $10.00 per unit, consisting of 2,500,000 shares of the Corporation’s Common Stock (the “Option Co-Investment Common Stock” and, together with the Committed Co-Investment Common Stock, the “Co-Investment Common Stock”) and 2,500,000 warrants, each to purchase one share of the Corporation’s Common Stock (the “Option Co-Investment Warrants” and, together with the Committed Co-Investment Warrants, the “Co-Investment Warrants”) at $7.50 per share, for an aggregate purchase price of up to TWENTY-FIVE MILLION DOLLARS ($25,000,000) (the “Option Co-Investment Unit Purchase Price”).
     The payment and issuance of the Co-Investment Units shall occur immediately prior to the consummation of the Corporation’s initial acquisition of one or more assets or operating businesses with a transaction value of at least 80% of our net assets held in trust (net of taxes and amounts disbursed for working capital purposes and excluding the amount held in the trust account representing a portion of the underwriters’ discount) at the time of the acquisition through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction, joint venture or other similar business combination, pursuant to which we will require that a majority of the shares of common stock of the Corporation voted by the public stockholders are voted in favor of the acquisition and less than 30% of the public stockholders both exercise their conversion rights and vote against the proposed acquisition (the “Business Combination”).
     Immediately prior to the consummation of a Business Combination, the undersigned shall deliver the Committed Co-Investment Unit Purchase Price and Option Co-Investment Unit Purchase Price, if applicable, to the Corporation. In the event that the Company fails to (i) consummate it is initial public offering (“IPO”) within one (1) year from the date hereof or (ii) consummate a Business Combination within 24 months from the consummation of its IPO, the undersigned’s obligation to purchase the Co-Investment Units shall be null and void and of no further force and effect.
     The undersigned represents and warrants that it has been advised that the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and underlying shares of common stock) have not been registered under the Securities Act; that it is acquiring each of the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and underlying shares of common stock) for its account for investment purposes only; that it has no present intention of selling or otherwise disposing of any of the Co-Investment Units (including the Co-Investment Common Stock, Co-Investment Warrants and underlying shares of common stock) in violation of the securities laws of the United States; that it is an “accredited investor” as defined by Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended; and that it is familiar with the proposed business, management, financial condition and affairs of the Corporation.
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of law thereof.
     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral. This Agreement may not be amended, modified or revoked, in whole or in part, except by an agreement in writing signed by each of the parties hereto.
* * * *

     The undersigned hereby represents and warrants that it will execute all documents that are necessary or desirable in connection with the Corporation’s initial public offering.

HAYGROUND COVE ASSET MANAGEMENT, LLC
By:
		Name:	Jason N. Ader
Dated: July 20, 2007		Title:	Authorized Person

Accepted and Agreed on this
20th day of July 2007:
GLOBAL CONSUMER ACQUISITION CORP.

By:

Name: Andrew Nelson Title: Treasurer, Controller, Assistant Secretary